UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2003

			American Product Corporation
         (Exact name of Registrant as specified in charter)


         Nevada                       0-31663          88-0440536
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

3450 E. Russell Road, Suite 111, Las Vegas, Nevada 	89120
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:   (702) 951-6211

     AMERICAN IR TECHNOLOGIES, INC., 330 WARM SPRINGS, LAS VEGAS, NV 89119
	(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS

a.) NAME CHANGE

      On December 14, 2002, AMERICAN IR TECHNOLOGIES, INC. changed its name to American Product Corporation. On December 20, 2002, the Company changed its ticker symbol changed from ATLI to APRP.


b.) CHANGE OF ADDRESS

      The new address for the Company 3450 E. Russell Road, Suite 111, Las Vegas, Nevada, 89120. The new telephone number for the business is 702-951-6211. The new fax number for the business is 702-951-6213.


ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

      On February 26, 2003, the Board of Directors accepted the resignation of Ron Ryan as Chief Executive Officer. The Board also accepted the resignation of Randy Moss as the Company's Chief Financial Officer. Ron Ryan will act in the capacity as a consultant to the Company for product development, sales and marketing.

      On February 26, 2003, the Board of directors selected Ronald A. Davis as the interim President/CEO, and as a director of the Company.

      Mr. Ronald Davis, M.B.A. was a Director and CEO for BlueStar Coffee,Inc. Mr. Davis was the Chief Executive Officer for Caffe Diva from 1996 until 2000. Mr. Davis was a business consultant specializing in financial advisory services to start-up and early stage companies from 1990 to 1996. Mr.Davis has extensive experience in real estate and was a developer from 1978 to 1990, where he was responsible for multi-million dollar projects. Ronald Davis held investment banker positions with Goldman Sachs and Dean Witter & Co. from 1964 to 1978. Ron Davis brings financial and management expertise to the Company. Mr. Davis earned a Bachelor's of Science Degree in Management and a Master's of Business Administration from the University of Southern California in 1965 and 1967, respectively.



SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2003

                              American Product Corporation


                              By:
                              /s/ Ronald A Davis
                              ---------------------
                              Ronald A. Davis, President Elect / CEO